EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Youbet.com, Inc.
Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statements of Youbet.com, Inc. on Forms S-3 (File Nos. 333-116374, 333-39488, 333-85675 and 333-76029) and on Forms S-8 (File Nos. 333-114390 and 333-88047) of our report dated February 4, 2005, on our audit of the consolidated financial statements of Youbet.com, Inc. and Subsidiary as of and for the year ended December 31, 2004, and of our report dated February 4, 2005, on our audit of management’s assessment that Youbet.com, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, which reports are included in this Annual Report on Form 10-K.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants & Business Advisors
A Professional Corporation
Las Vegas, Nevada
March 11, 2005